Exhibit 10.9

GRANT AGREEMENT FOR A

NON-QUALIFIED STOCK OPTION UNDER THE

MATTEL, INC. AMENDED AND RESTATED

2010 EQUITY AND LONG-TERM COMPENSATION PLAN

This is a Grant Agreement (this “Grant Agreement”) between Mattel, Inc. (“Mattel”) and the individual (the “Holder”) named in the Notice of Grant – Non-Qualified Stock Option (the “Notice”). The Notice accompanying this Grant Agreement is deemed a part of this Grant Agreement.

Recitals

Mattel has adopted the Amended and Restated 2010 Equity and Long-Term Compensation Plan, as may be amended from time to time (the “Plan”), for the granting to selected employees of awards based upon shares of Common Stock of Mattel. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Plan.

Option

1.    Terms. Effective as of the grant date specified in the Notice (the “Grant Date”), Mattel grants to the Holder a Non-Qualified Stock Option (this “Option”) to purchase, on the terms and conditions set forth in the Notice and this Grant Agreement, all or any part of the aggregate number of shares of Common Stock subject to the Option as set forth in the Notice. The Option shall remain outstanding until and shall expire on the tenth anniversary of the Grant Date as specified in the Notice (the “Expiration Date”), unless and to the extent this Option is terminated or forfeited before such date pursuant to Section 5 or Section 6 below. The per-share exercise price of this Option equals the Fair Market Value of a share of Common Stock on the Grant Date, and is set forth in the Notice.

2.    Vesting and Exercisability. Except as otherwise provided in Section 6 regarding the effects of the Holder’s Severance, this Option shall vest and become exercisable in the time and manner set forth in the Notice.

3.    Method of Exercising. In order to exercise this Option in whole or in part, the Holder shall follow such procedures as may be established by Mattel from time to time, including through any automated system that Mattel may establish for itself or using the services of a third party, such as a system using an internet website or interactive voice response. In order for such exercise to be considered effective, the Holder must satisfy the withholding obligations of Section 4 below and the certification obligation of Section 5 below, and make full payment of the exercise price for the shares being purchased in accordance with such methods as the Committee may approve from time to time. As of the Grant Date, the following forms of payment are available:

(a)	cash; and

(b)

by the delivery to Mattel or its designated agent of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares of Common Stock and to timely deliver the sale proceeds directly to Mattel to pay the exercise price of this Option.

Notwithstanding anything to the contrary in this Grant Agreement, if the Holder resides and/or is employed in a country where the local foreign exchange rules and regulations either preclude the remittance of currency out of the country for purposes of paying the exercise price, or require the Company and/or the Holder to secure any legal or regulatory approvals, complete any legal or regulatory filings, or undertake any additional steps for remitting currency out of the country, Mattel may restrict the method of exercise to a form of cashless exercise or such other form(s) of exercise (as it determines in its sole discretion). In addition, Mattel may require the Holder to sell any shares of Common Stock acquired under the Plan at such times as may be required to comply with any local legal, regulatory or tax requirements (in which case, this Grant Agreement shall give Mattel the authority to issue sales instructions with respect to shares of Common Stock acquired under the Plan on the Holder’s behalf).

4.    Tax Withholding. As a condition to exercising this Option in whole or in part, the Holder shall pay, or make provisions satisfactory to the Company for payment of, any income tax, social tax, payroll tax and other taxes required to be withheld in connection with such exercise. Payment for such taxes may be in any of the forms of payment specified above in Section 3. To the extent permitted by applicable law and with the consent of Mattel, payment for such taxes also may be in the form of shares of Common Stock that would otherwise be issued upon the exercise of this Option, provided that the Fair Market Value of such shares shall not exceed the sums necessary to pay the tax withholding based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income, rounded up to the nearest whole number of shares (unless higher withholding is permissible without adverse accounting consequences to Mattel). The Company may, in its discretion, withhold any amount necessary to pay the applicable taxes from the Holder’s regular salary/wages or any other amounts payable to the Holder, with no withholding of shares of Common Stock, or may require the Holder to submit payment equivalent to the minimum taxes required to be withheld (unless higher withholding is permissible without adverse accounting consequences to Mattel) by means of certified check, cashier’s check or wire transfer. By accepting the Option, the Holder expressly consents to the methods of withholding as provided hereunder. In the event the withholding requirements for applicable taxes are not satisfied, no shares of Common Stock will be issued to the Holder (or the Holder’s estate) upon exercise of the Option unless and until satisfactory arrangements (as determined by Mattel in its sole discretion) have been made by the Holder with respect to the payment of applicable taxes.

        Further, if the Holder becomes subject to taxation in more than one country between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Holder acknowledges that Mattel and/or his or her employer (or former employer, as applicable) may be required to withhold or account for taxes in more than one country. All other taxes related to the Option and any shares of Common Stock delivered in settlement thereof shall be the sole responsibility of the Holder.

5.    Termination, Rescission and Recapture. The Holder specifically acknowledges that this Option is subject to the provisions of Section 19 of the Plan, entitled “Termination,

Rescission and Recapture,” which can cause the forfeiture of this Option, the rescission of Common Stock acquired upon the exercise of this Option and/or the recapture of proceeds of the sale of such Common Stock. Except as provided in the next sentence, as a condition of the exercise of this Option, the Holder will be required to certify that he or she is in compliance with the terms and conditions of the Plan (including the conditions set forth in Section 19 of the Plan) and, if a Severance has occurred, to state the name and address of his or her then-current employer or any entity for which the Holder performs business services and his or her title, and shall identify any organization or business in which the Holder owns a greater-than-five-percent equity interest. Section 19 of the Plan is inapplicable, and accordingly such certification shall not be required, in connection with any exercise after a Severance of the Holder that occurs within the 24-month period following a Change in Control.

6.    Consequences of the Holder’s Severance. The consequences of the Holder’s Severance for this Option shall be as follows, subject to Section 5 above.

(a) In the case of the Holder’s Severance for Cause, this Option (whether vested or unvested) shall terminate immediately on the date of the Severance.

(b) In the case of the Holder’s Severance that occurs at least six (6) months after the Grant Date as a result of Retirement, death or Disability, this Option shall become fully vested and exercisable immediately, to the extent not previously vested and exercisable, and shall remain exercisable until the earlier of (i) the fifth anniversary of the date of the Severance, or (ii) the Expiration Date.

(c) In the case of the Holder’s Severance by the Company without Cause within the 24-month period following a Change in Control, this Option shall become fully vested and exercisable, and shall remain exercisable until the earlier of (i) two (2) years following the date of Severance, or (ii) the Expiration date. Notwithstanding the foregoing, if such Severance constitutes a Retirement and the date of such Retirement is at least six (6) months after the Grant Date, then the Holder will be able to exercise this Option until the fifth anniversary of the date of the Severance (but in no event past the Expiration Date).

(d) In the case of the Holder’s Severance in all other circumstances, (i) any portion of this Option that has previously vested shall remain exercisable until the earlier of (A) 90 days following the date of the Severance, or (B) the Expiration Date, and (ii) any portion of this Option that has not previously vested shall terminate immediately on the date of the Severance. Notwithstanding the foregoing clause (i), if such Severance occurs during the 24-month period following a Change in Control, then the Holder will be able to exercise this Option until two (2) years following the date of the Severance (but in no event past the Expiration Date).

7.    Compliance with Law.

(a) No shares issuable upon the exercise of this Option shall be issued and delivered unless and until all applicable registration requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any national securities exchange on which the Common Stock is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been complied with and are in full force. In particular, the Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

(b) If any provision of this Grant Agreement is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Grant Agreement is determined to be illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law, but the other provisions of this Grant Agreement shall remain in full force and effect.

(c) If the Holder is a resident of or employed in a country other than the United States, the Holder agrees, as a condition to the grant of the Option grant, to repatriate all payments attributable to the shares of Common Stock and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the shares of Common Stock acquired pursuant to this Option) in accordance with local foreign exchange rules and regulations in the Holder’s country of residence (and country of employment, if different). In addition, the Holder agrees to take any and all actions, and consent to any and all actions taken by Mattel, as may be required to allow Mattel to comply with local laws, rules and regulations in the Holder’s country of residence (and country of employment, if different). Finally, the Holder agrees to take any and all actions that may be required to comply with the Holder’s personal legal and tax obligations under local laws, rules and regulations in the Holder’s country of residence (and country of employment, if different).

(d) If the Holder is a resident of or employed in a country that is a member of the European Union, the grant of the Option and this Grant Agreement are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of the Option is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, Mattel, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to render it valid and enforceable to the full extent permitted under local law.

8.    Assignability. This Option shall not be transferable by the Holder, other than upon the death of the Holder in accordance with such beneficiary designation procedures or other procedures as Mattel may prescribe from time to time. This Option shall be exercisable, subject to the terms of the Plan and this Grant Agreement, only by the Holder, the guardian or legal representative of the Holder as provided in Section 9(c) of the Plan, or any person to whom this Option is permissibly transferred pursuant to this Section 8 and Section 16(a) of the Plan, it being understood that the term “Holder” includes such guardian, legal representative and other transferee; provided, that references to employment or other provision of services to the Company (such as the terms “Disability,” “Retirement” and “Severance”) shall continue to refer to the employment of, or provision of services by, the original Holder named above.

9.    Certain Corporate Transactions. In the event of certain corporate transactions, this Option shall be subject to adjustment as provided in Section 17 of the Plan. In the event of a Change in Control, this Option shall be subject to the provisions of Section 18 of the Plan.

10.    No Additional Rights.

(a) Neither the granting of this Option nor its exercise shall (i) affect or restrict in any way the power of Mattel to take any and all actions otherwise permitted under applicable law, (ii) confer upon the Holder the right to continue in the employment of or performing services for the Company, or (iii) interfere in any way with the right of the Company to terminate the services of the Holder at any time, with or without Cause.

(b) The Holder acknowledges that (i) this is a one-time grant, (ii) the making of this grant does not mean that the Holder will receive any similar grant or grants in the future, or any future grants at all, (iii) the Plan and the benefits the Holder may derive from participation in the Plan are not part of the employment conditions and/or benefits provided by the Company, (iv) any modifications or amendments of the Plan by Mattel, or a termination of the Plan by Mattel, shall not constitute a change or impairment of the terms and conditions of the Holder’s employment with the Company and (v) this grant does not in any way entitle the Holder to future grants under the Plan, if any, and Mattel retains sole and absolute discretion as to whether to make any additional grants to the Holder in the future and, if so, the quantity, terms, conditions and provisions of any such grants.

(c) Without limiting the generality of subsections (a) and (b) immediately above and subject to Section 6 above, if there is a Severance of the Holder, the Holder shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under this Option or the Plan which he or she might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

(d) The Holder’s participation in the Plan is voluntary. The value of the Option and any other awards granted under the Plan is an extraordinary item of compensation outside the scope of the Holder’s employment (and the Holder’s employment contract, if any). Any grant under the Plan, including the grant of the Option, is not part of the Holder’s normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

11.    Rights as a Stockholder. Neither the Holder nor any other person legally entitled to exercise this Option shall have any rights as a stockholder with respect to any shares covered by this Option until such shares have been issued to the Holder following the exercise of this Option.

12.    Compliance with Plan. This Option and this Grant Agreement are subject to, and Mattel and the Holder agree to be bound by, the terms and conditions of the Plan as it shall be amended from time to time, and the rules, regulations and interpretations relating to the Plan as may be adopted by the Committee, all of which are incorporated herein by reference. No amendment to the Plan or this Grant Agreement shall adversely affect this Option without the consent of the Holder. In the event of a conflict between the terms of the Plan and this Grant Agreement, the terms of the Plan shall govern and this Grant Agreement shall be deemed to be modified accordingly.

13.    Data Privacy Consent.

(a) The Company hereby notifies the Holder of the following in relation to the Holder’s personal data and the collection, processing and transfer of such data in relation to the grant of the Option and the Holder’s participation in the Plan, pursuant to applicable personal data protection laws. The collection, processing and transfer of the Holder’s personal data is necessary for Mattel’s administration of the Plan and the Holder’s participation in the Plan, and the Holder’s denial and/or objection to the collection, processing and transfer of personal data may affect the Holder’s ability to participate in the Plan. As such, the Holder voluntarily acknowledges, consents and agrees (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.

(b) The Company holds certain personal information about the Holder, including (but not limited to) the Holder’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Options or any other entitlement to shares of Common Stock awarded, canceled, purchased, vested, unvested or outstanding in the Holder’s favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by the Holder or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Holder’s country of residence. Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Holder’s participation in the Plan.

(c) The Company will transfer Data as necessary for the purpose of implementation, administration and management of the Holder’s participation in the Plan, and the Company may further transfer Data to any third parties assisting Mattel in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, the United States or elsewhere throughout the world. The Holder hereby authorizes (where required under applicable law) the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on the Holder’s behalf to a broker or other third party with whom the Holder may elect to deposit any shares of Common Stock acquired pursuant to the Plan.

(d) The Holder may, at any time, exercise the Holder’s rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Holder’s participation in the Plan. The Holder may seek to exercise these rights by contacting the Holder’s local HR manager.

14.    Governing Law. The interpretation, performance and enforcement of this Option shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws. The Holder may only exercise his or her rights in respect of the Plan, the Grant Agreement and this Option to the extent that it would be lawful to do so, and Mattel would not, in connection with this Option, be in breach of the laws of any jurisdiction to which the Holder may be subject. The Holder shall be solely responsible to seek advice as to the laws of any jurisdiction to which he or she may be subject, and a participation by a Holder in the Plan shall be on the basis of a warranty by the Holder that the Holder may lawfully so participate without Mattel being in breach of the laws of any such jurisdiction.

15.    No Advice Regarding Grant. Mattel is not providing any tax, legal or financial advice, nor is Mattel making any recommendations, regarding the Holder’s participation in the Plan or the Holder’s acquisition or sale of the underlying Common Stock. The Holder is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

16.    English Language. The Holder acknowledges and agrees that it is the Holder’s express intent that the Grant Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Option, be drawn up in English. If the Holder has received the Grant Agreement, the Plan or any other documents related to the Option translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

17.    Addendum. Notwithstanding any provision of this Grant Agreement to the contrary, the Option shall be subject to any special terms and conditions for the Holder’s country of residence (and country of employment, if different) as are set forth in the applicable addendum to the Grant Agreement (the “Addendum”). Further, if the Holder transfers residence and/or employment to another country reflected in an Addendum to the Grant Agreement, the special terms and conditions for such country will apply to the Holder to the extent Mattel determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Option and the Plan (or Mattel may establish alternative terms and conditions as may be necessary or advisable to accommodate the Holder’s transfer). Any applicable Addendum shall constitute part of this Grant Agreement.

18.    Additional Requirements. Mattel reserves the right to impose other requirements on the Option, any shares of Common Stock acquired pursuant to the Option, and the Holder’s participation in the Plan, to the extent Mattel determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Option and the Plan. Such requirements may include (but are not limited to) requiring the Holder to sign any agreements or undertakings that may be necessary or advisable to accomplish the foregoing.

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ADDENDUM TO GRANT AGREEMENT

FOR A NON-QUALIFIED STOCK OPTION UNDER THE

MATTEL, INC. AMENDED AND RESTATED 2010 EQUITY AND LONG-TERM

COMPENSATION PLAN

In addition to the terms of the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (the “Plan”) and the Grant Agreement for a Non-Qualified Stock Option (the “Grant Agreement”), the Option is subject to the following additional terms and conditions as set forth in this addendum to the extent Holder resides and/or is employed in one of the countries addressed herein (the “Addendum”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Plan and the Grant Agreement. To the extent the Holder transfers residence and/or employment to another country, the special terms and conditions for such country as reflected in this Addendum (if any) will apply to the Holder to the extent Mattel determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Option and the Plan (or Mattel may establish alternative terms and conditions as may be necessary or advisable to accommodate the Holder’s transfer).

Canada

1.    English Language. The following provisions apply if the Holder is a resident of Quebec:

The Holder acknowledges and agrees that it is the Holder’s express intent that the Grant Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Option, be drawn up in English. If the Holder has received the Grant Agreement, the Plan or any other documents related to the Option translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

Langue anglaise. Le détenteur (« Holder ») reconnaît et consent que c’est l’intention expresse du détenteur que cette convention (« Grant Agreement »), le Mattel, Inc. 2010 Equity and Long-Term Compensation Plan, ainsi que tous les documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à toute options d’achat d’actions (« Option »), soit rédigés en anglais. Si le détenteur (« Holder ») reçoit cette convention (« Grant Agreement »), le Mattel, Inc. 2010 Equity and Long-Term Compensation Plan ou tout autre document lié aux options d’achat d’actions (« Options ») dans une langue autre que l’anglais, et si le sens de la version traduite est différent de la version anglaise, la version anglaise contrôlera.

China

1.    Mandatory Cashless Exercise. Notwithstanding any provision in the Grant Agreement or the Plan to the contrary, if the Holder is resident in China, the Holder may exercise the Option only by means of a cashless “sell-all” exercise. Under a cashless “sell-all” exercise, all of the shares of Common Stock issuable upon the exercise of the Option will be sold and the sales proceeds (net from the payment of the exercise price and the withholding of Tax-Related Items pursuant to Section 4 of the Grant Agreement) will be paid to the Holder in cash.

The following provisions apply if the Holder is a PRC national or is otherwise determined to be subject to the requirements imposed by the State Administration of Foreign Exchange (“SAFE”) as determined by Mattel:

2.    Tax Withholding. Notwithstanding any provision in the Grant Agreement or the Plan to the contrary, due to exchange control laws in China, the amount necessary to pay the taxes specified in Section 4 of the Agreement will be withheld from the proceeds of the sale of shares of Common Stock issuable upon exercise of the Option.

3.    Consequences of the Holder’s Severance. The following provisions supplement Section 6 of the Grant Agreement. This Option (whether vested or unvested) may need to be terminated and Mattel may require the Holder to sell any shares of Common Stock held at the time of or after the Holder’s Severance at any time to the extent the Holder’s continued holding of such Options and/or shares of Common Stock is prohibited under applicable law or is administratively burdensome. In such case, the Holder understands and agrees that this Option (whether vested or unvested) shall be terminated and this Grant Agreement shall provide Mattel with the authority to issue sales instructions in relation to such shares of Common Stock on the Holder’s behalf.

4.    Exchange Control Obligations. The Holder understands and agrees that, due to exchange control laws in China, the Holder will be required to immediately repatriate to China the cash proceeds from any dividends received in relation to the shares of Common Stock and the sale of any shares of Common Stock acquired upon exercise of this Option. The Holder furthers understand that, under local law, such repatriation of the cash proceeds will need to be effectuated through a special exchange control account established by Mattel or a Subsidiary or Affiliate in China, and the Holder hereby consents and agrees that the proceeds from the sale of shares of Common Stock acquired under the Plan and any dividends received in relation to the shares of Common Stock may be transferred to such special account prior to being delivered to the Holder. The proceeds may be paid to the Holder in U.S. dollars or local currency at Mattel’s discretion. In the event the proceeds are paid to the Holder in U.S. dollars, the Holder understands that he or she will be required to set up a U.S. dollar bank account in China and provide the bank account details to his or her employer and/or Mattel so that the proceeds may be deposited into this account. The Holder also understands and acknowledges that Mattel may face delays in distributing the proceeds to the Holder due to exchange control requirements in China. As a result, the Holder understands and acknowledges that neither Mattel nor his or her employer can be held liable for any delay in delivering the proceeds to Holder.

If the proceeds are paid to the Holder in local currency, the Holder acknowledges that Mattel is under no obligation to secure any particular foreign exchange conversion rate and acknowledges that Mattel may face delays in converting the proceeds into local currency due to exchange control restrictions in China. The Holder agrees that Mattel cannot be held liable for any delay in delivering the proceeds to the Holder. The Holder agrees to bear any currency fluctuation risk between the time the shares of Common Stock are sold or dividends are paid and the time the

(i) applicable taxes are converted to local currency and remitted to the tax authorities, and (ii) net proceeds are converted to local currency and distributed to the Holder through the special exchange control account.

The Holder agrees to sign any agreements, forms and/or consents that may be reasonably requested by Mattel (or Mattel’s designated broker) to effectuate any of the remittances, transfers, conversions or other processes affecting the proceeds. The Holder further agrees to comply with any other requirements that may be imposed by Mattel in the future in order to facilitate compliance with exchange control requirements in China.

France

1.    English Language. The Holder acknowledges and agrees that it is the Holder’s express intent that the Grant Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Option, be drawn up in English. If the Holder has received the Grant Agreement, the Plan or any other documents related to the Option translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

Langue anglaise. Le détenteur (« Holder ») reconnaît et accepte que c’est l’intention expresse du détenteur que la présente convention (« Grant Agreement »), le Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan, ainsi que tous les documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de toute l’options d’achat d’actions (« Option »), soient rédigés en anglais. Si le détenteur (« Holder ») reçoit la présente convention (« Grant Agreement »), le Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan ou tout autre document lié à l’options d’achat d’actions (« Option ») dans une langue autre que l’anglais, et si la signification de la version traduite est différente de la version anglaise, la version anglaise prévaudra.

Hong Kong

1    IMPORTANT NOTICE. The contents of the Plan, the Notice, this Grant Agreement, the Addendum, the Plan and all other materials pertaining to the Option and/or the Plan (the “Materials”) have not been reviewed by any regulatory authority in Hong Kong. The Holder is hereby advised to exercise caution in relation to the offer thereunder. If the Holder has any doubts about any of the contents of the Materials, the Holder should obtain independent professional advice.

Italy

1.    Mandatory Cashless Sell-All Exercise. Notwithstanding any provision in the Grant Agreement to the contrary, if the Holder is resident in Italy, the Holder may exercise the Option only by means of a cashless “sell-all” exercise unless the amendments to the Italian Financial Services Act, which became effective 13 November 2012, permit the acquisition of shares of Common Stock pursuant to the exercise of the Option without the involvement of an authorized financial intermediary in Italy (in which case, the Holder may utilize any method of exercise permitted under the Grant Agreement). Under a cashless “sell-all” exercise, all of the shares of Common Stock issuable upon the exercise of the Option will be sold and the sales proceeds (net from the payment of the exercise price and the withholding of applicable taxes pursuant to Section 4 of the Grant Agreement) will be paid to the Holder in cash.

Mexico

1.    Extraordinary Item of Compensation. The Holder expressly recognizes and acknowledges that the Holder’s participation in the Plan is a result of the discretionary and unilateral decision of Mattel, as well as the Holder’s free and voluntary decision to participate in the Plan in accordance with the terms and conditions of the Plan, the Grant Agreement and this Addendum. As such, the Holder acknowledges and agrees that Mattel may, in its sole discretion, amend and/or discontinue the Holder’s participation in the Plan at any time and without any liability. The value of the Option is an extraordinary item of compensation outside the scope of the Holder’s employment contract, if any. The Option is not part of the Holder’s regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Holder’s employer.

Russia

1.    No Offering of Securities in Russia. The grant of the Option is not intended to be an offering of securities within the territory of the Russian Federation, and the Holder acknowledges and understands that the Holder will be unable to make any subsequent sale of the Common Stock acquired pursuant to the Option in the Russian Federation.

Spain

1.    Severance for Cause. Notwithstanding anything to the contrary in the Plan or the Grant Agreement, “Cause” shall be defined in the Plan, irrespective of whether the Severance is or is not considered a fair termination (i.e., “despido procedente”) under Spanish legislation.

2.    Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. In accepting the Option, the Holder acknowledges that the Holder consents to participation in the Plan and has received a copy of the Plan. The Holder understands that Mattel has unilaterally, gratuitously and in its sole discretion granted the Option under the Plan to individuals who may be employees of Mattel or its Subsidiaries and Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind Mattel or any of its Subsidiaries or Affiliates on an ongoing basis. Consequently, the Holder understands that the Option is granted on the assumption and condition that the Option and the shares of Common Stock acquired upon exercise of the Option shall not become a part of any employment contract (either with Mattel or any of its Subsidiaries or Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the

Holder understands that this grant would not be made to the Holder but for the assumptions and conditions referenced above. Thus, the Holder acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, the Option shall be null and void.

The Holder understands and agrees that, as a condition of the grant of the Option, the unvested portion of the Option as of the date of the Holder’s Severance and any vested portion of the Option not exercised within the post-termination exercise period set out in the Grant Agreement will be forfeited without entitlement to the underlying shares of Common Stock or to any amount of indemnification in the event of the termination of employment by reason of, but not limited to, (i) material modification of the terms of employment under Article 41 of the Workers’ Statute or (ii) relocation under Article 40 of the Workers’ Statute. The Holder acknowledges that the Holder has read and specifically accepts the conditions referred to in the Grant Agreement regarding the impact of a Severance on the Holder’s Option.

United Kingdom

1.    Exclusion of Claim. The Holder acknowledges and agrees that the Holder shall have no entitlement to compensation or damages in consequence of the termination of the Holder’s employment with the Company for any reason whatsoever and whether or not in breach of contract, insofar as such entitlement arises or may arise from the Holder’s ceasing to have rights under or to be entitled to exercise the Holder’s Option as a result of such termination, or from the loss or diminution in value of the Holder’s Option. Upon the grant of the Holder’s Option, the Holder shall be deemed irrevocably to have waived any such entitlement.

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